AMERICAN SKANDIA ADVISOR FUNDS, INC.

                            ARTICLES OF INCORPORATION

                FIRST: The undersigned, Rachel B. Mandell, whose address is 36 South Charles Street, Baltimore, Maryland 21201, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

                SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                      AMERICAN SKANDIA ADVISOR FUNDS, INC.

                THIRD: (a) The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are:

                  (1)  To  engage   primarily  in  the  business  of  investing,
         reinvesting or trading in securities as an investment company classified under the Investment Company Act of 1940 as an open-end, management company.

                  (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions, which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this article or to any other business at the time or theretofore engaged in by the Corporation.

                (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

                FOURTH: The present address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

                FIFTH: The name and address of the resident agent of the Corporation in this State are The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

                SIXTH:  (a) The total  number of shares of stock of all  classes and series which the Corporation initially has authority to issue is one hundred twenty (120) shares of capital stock (par value $.01 per share), amounting in aggregate par value to one dollar ($1.20). All of the authorized shares of capital stock of the Corporation are initially classified as "Common Stock" of which twelve (12) shares are further initially classified as a series of Common Stock designated the "International Small Capitalization Fund," twelve (12) shares are further initially classified as a series of Common Stock designated the "International Equity Fund, twelve (12) shares are further initially classified as a series of Common Stock designated the "Small Capitalization Fund," twelve (12) shares are further initially classified as a series of Common Stock designated the "Small Company Value Fund," twelve (12) shares are further initially classified as a series of Common Stock designated the "Growth Fund," twelve (12) shares are further initially classified as a series of Common Stock designated the "Value Growth and Income Fund," twelve (12) shares are further initially classified as a series of Common Stock designated the "Strategic Balanced Fund," twelve (12) shares are further initially classified as a series of Common Stock designated the "High Yield Bond Fund," twelve (12) shares are further initially classified as a series of Common Stock designated the "Total Return Bond Fund," and twelve (12) shares as a series of Common Stock designated the "Money Market Fund." The International Small Capitalization Fund, International Equity Fund, Small Capitalization Fund, Small Company Value Fund, Growth Fund, Value Growth and Income Fund, Strategic Balanced Fund, High Yield Bond Fund, Total Return Bond Fund and Money Market Fund and any other series of Common Stock which is preferred over all other series in respect of the assets belonging to that series as hereinafter provided are referred to individually as a "Fund" and collectively as the "Funds." Each fund shall initially have four classes of shares, designated Class A, Class B, Class C and Class X Shares, consisting, until further changed, of three (3) Class A shares, three (3) Class B shares, three (3) Class C shares and three (3) Class X shares. The number of authorized shares of each such class of a particular Fund shall consist of the sum of (x) the outstanding shares of that class and (y) one fourth of the authorized but unissued shares of all classes of that Fund; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C and Class X shares of any Fund shall not exceed the authorized number of shares of that Fund. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

                (b) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end company under the Investment Company Act of 1940, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock, or the number of shares of capital stock of any class or series, that the Corporation has authority to issue.

                (c) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the International Small Capitalization Fund, International Equity Fund, Small Capitalization Fund, Small Company Value Fund, Growth Fund, Value Growth and Income Fund, Strategic Balanced Fund, High Yield Bond Fund, Total Return Bond Fund and Money Market Fund and any additional series of Common Stock (unless otherwise provided in the articles supplementary or other charter document classifying or reclassifying the shares of such series):

                (1) All consideration received by the Corporation from the issue or sale of shares of a particular Fund, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Fund for all purposes and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, together with any items allocated as provided in the following sentence, are hereinafter referred to collectively as the "assets belonging to" that Fund. In the event that there are any assets, income, earnings, profits or proceeds which are not identifiable as belonging to a particular Fund, such items shall be allocated by or under the supervision of the Board of Directors to and among one or more of the Funds from time to time classified or reclassified, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. Each such allocation shall be conclusive and binding for all purposes. No holder of a particular Fund shall have any right or claim against the assets belonging to any other Fund, except as a holder of the shares of such other Fund.

                (2) The assets belonging to each Fund shall be charged with the liabilities of the Corporation in respect of that Fund and all expenses, costs, charges and reserves attributable to that Fund. Any liabilities, expenses, costs, charges or reserves of the Corporation which are attributable to more than one Fund, or are not identifiable as pertaining to any Fund, shall be allocated and charged by or under the supervision of the Board of Directors to and among one or more of the Funds from time to time classified or reclassified, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. Each such allocation shall be conclusive and binding for all purposes. The liabilities, expenses, costs, charges and reserves charged to a series of Common Stock are hereinafter referred to collectively as the "liabilities of" that Fund.

                (3) The net asset value per share of a particular Fund shall be the quotient obtained by dividing the value of the net assets of that Fund (being the value of the assets belonging to that Fund less the liabilities of that Fund) by the total number of shares of that Fund outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act of 1940. Subject to the applicable provisions of the Investment Company Act of 1940, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation, or in a duly adopted resolution of the Board of Directors, such bases and times for determining the current net asset value per share of each Fund, and the net income attributable to such Fund, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act of 1940, to determine whether any moneys or other assets received by the Corporation shall be treated as income or capital and whether any item of expense shall be charged to income or capital, and each such determination shall be conclusive and binding for all purposes.

                (4) Subject to the provisions of law and any preferences of any class or series of stock from time to time classified or reclassified, dividends, including dividends payable in shares of another Fund, may be paid on the shares of any class of a particular Fund at such time and in such amounts as the Board of Directors may deem advisable. Dividends and other distributions on the shares of a particular Fund shall be paid only out of the assets belonging to that Fund after providing for the liabilities of that Fund.

                (5) Each share of Common Stock shall have one vote, irrespective of the Fund or class thereof, and the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. The holders of shares of all Funds and classes shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of a particular Fund or class is required by the Investment Company Act of 1940 or the Maryland General Corporation Law, such requirement shall apply and, in that event, the other Funds and classes entitled to vote on the matter shall vote together as a single class; and provided, further, that the holders of a particular Fund or class shall not be entitled to vote on any matter which does not affect any interest of that Fund or class, including liquidation of another Fund or class, except as otherwise required by the Investment Company Act of 1940 or the Maryland General Corporation Law.

                (6) Each holder of shares of a Fund of any class shall have the right to require the Corporation to redeem all or any part of his shares at a redemption price equal to the current net asset value per share of that Fund and class which is next computed after receipt of a tender of such shares for redemption, less such redemption fee or deferred sales charge, if any, as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940 and the Conduct Rules adopted by the National Association of Securities Dealers, Inc. Payment of the redemption price shall be made by the Corporation only from the assets belonging to the Fund whose shares are being redeemed. The redemption price shall be paid in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by law, make payment wholly or partly in securities or other assets, at the value of such securities or other assets used in such determination of current net asset value. Notwithstanding the foregoing, the Corporation may suspend the right of holders of any Fund to require the Corporation to redeem their shares, or postpone the date of payment or satisfaction upon such redemption for more than seven days after tender of such shares for redemption, during any period or at any time when and to the extent permitted under the Investment Company Act of 1940 and any other applicable law.

                (7) To the extent and in the manner permitted by the Investment Company Act of 1940 and the Maryland General Corporation Law, the Board of Directors may cause the Corporation to redeem, at their current net asset value, the shares of any Fund held in the account of any stockholder having, because of redemptions or exchanges, an aggregate net asset value which is less than the minimum initial investment in that Fund specified by the Board of Directors from time to time in its sole discretion.

                (8) In the event of any  liquidation,  dissolution or winding up of the Corporation, whether voluntary or involuntary, or of the liquidation of a particular Fund, the holders of each Fund that is being liquidated shall be entitled, after payment or provision for payment of the liabilities of that Fund and the amount to which the holders of any class of that Fund shall be entitled, as a class, to share ratably in the remaining assets belonging to the Fund. The holders of shares of any particular Fund shall not be entitled thereby to any distribution upon the liquidation of any other Fund.

                (9) Subject to compliance with the Investment Company Act of 1940, the Board of Directors shall have authority to provide that holders of any Fund shall have the right to exchange their shares for shares of one or more other Fund in accordance with such requirements and procedures as may be established by the Board of Directors.

                (10) Except to the extent provided otherwise by the Charter of the Corporation, the Class A, Class B, Class C and Class X shares of each Fund shall represent an equal proportionate interest in the assets belonging to that Fund (subject to the liabilities of that Fund) and each share of a particular Fund shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

                         (i) The Class A, Class B, Class C and Class X shares may be issued and sold subject to such different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940 and the Conduct Rules adopted by the National Association of Securities Dealers, Inc.

                         (ii) Liabilities of a Fund which are determined by or under the supervision of the Board of Directors to be attributable to a particular class of that Fund may be charged to that class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that class of the Fund.

                         (iii)  Except as otherwise provided hereinafter,

                         (A) on the eighth anniversary of the first business day
                of the month following the month in which Class B shares were purchased by a holder thereof, such shares (as well as any Class B shares purchased through the reinvestment of dividends or other distributions paid on all Class B shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective net asset values of the Class B shares and the Class A shares of that Fund on the conversion date; and

                         (B) on the eighth anniversary of the first business day
                of the month following the month in which Class X shares were purchased by a holder thereof, such shares (as well as a pro rata portion of any Class X shares purchased through the reinvestment of dividends or other distributions paid on all Class X shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective net asset values of the Class X shares and the Class A shares of that Fund on the conversion date;

       provided, however, that conversion of Class B shares or Class X shares represented by stock certificates shall be subject to tender of such certificates; and provided, further, that any conversion of Class B shares or Class X shares shall be subject to the continuing availability of an opinion of counsel to the effect that (i) the assessment of the expenses referred to in sub-paragraph (ii) above with respect to the Class B shares or the Class X shares, as the case may be, does not result in the Corporation's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986, as amended, and (ii) such conversion does not constitute a taxable event under federal income tax law. The Board of Directors, in its sole discretion, may suspend the conversion of Class B or Class C shares if such opinion is no longer available.

                         (iv) The Class A, Class B, Class C and Class X shares of a particular Fund may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940.

                (d) Subject to the foregoing and to the Investment Company Act of 1940, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the charter of the Corporation, authority to classify or reclassify any unissued shares of such stock into one or more classes or series of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class or series into one or more classes or series of such class or series, by determining, fixing or altering one or more of the following:

                (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as herein provided.

                (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

                (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

                (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof and, if so, the terms thereof.

                (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

                (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of monies for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this paragraph and, if so, the terms and conditions thereof.

                (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the charter of the Corporation.

                (e) For the purposes hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

                (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

                (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

                (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

                (f) The Corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the charter or By-Laws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

                (g) The Corporation shall not be obligated to issue certificates representing shares of capital stock of any class or series. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law.

                SEVENTH: The number of directors of the Corporation shall be three, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who will serve until the first annual meeting and until their successors are elected and qualified are as follows:

                                Gordon C. Boronow
                              Thomas M. Mazzaferro
                               Lincoln R. Collins

                EIGHTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

                (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

                (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

                (3) The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; to determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or the By-Laws of the Corporation, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

                (4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of capital stock or of any class or series of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of capital stock or of such class or series, as the case may be, outstanding and entitled to vote thereon, except as otherwise provided in the charter of the Corporation. At a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast on any matter with respect to which one or more classes or series of capital stock are entitled to vote as a separate class shall constitute a quorum of such separate class for action on that matter. Whether or not a quorum of such a separate class for action on any such matter is present, a meeting of stockholders convened on the date for which it was called may be adjourned as to that matter from time to time without further notice by a majority vote of the stockholders of the separate class present in person or by proxy to a date not more than 120 days after the original record date.

                (5) The Corporation shall indemnify (i) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the By-Laws of the Corporation and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment, modification or repeal of this provision shall adversely affect any right or protection provided hereunder that exists at the time of such amendment, modification or repeal.

                (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment, modification or repeal of this provision shall adversely affect any right or protection provided hereunder that exists at the time of such amendment, modification or repeal.

                (7) The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding capital stock by classification, reclassification or otherwise.

                (8) For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely written notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the By-Laws. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by the Investment Company Act of 1940, Maryland General Corporation Law and the By-Laws of the Corporation.

                (b) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

                NINTH:  The duration of the Corporation shall be perpetual.

                IN  WITNESS   WHEREOF,   I  have   signed   these   Articles  of
Incorporation, acknowledging the same to be my act, on this 5th day of March, 1997.

Witness:


-------------------------------                 --------------------------------
                                                              Rachel Mandell,
                                                              Incorporator


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